Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated May 20, 2022 relating to the consolidated financial statements of Cend Therapeutics, Inc., which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

San Francisco, California
June 15, 2022